EXHIBIT 99.1

Jameson Inns, Inc.                                                          PRESS RELEASE
8 Perimeter Center East, Suite 8050     Atlanta, Georgia 30346     (770) 901-9020     FAX (770) 901-9550

FOR IMMEDIATE RELEASE

January 30, 2002

Contact:	Craig R. Kitchin
President and Chief Financial Officer
(770) 901-9020
ckitchin@jamesoninns.com

Jameson Inns, Inc. Announces Fourth Quarter and Year End Earnings Release and Conference Call

Atlanta, GA, Jan. 30/PRNewswire/ — Jameson Inns, Inc. (NASDAQ: JAMS-news) will release fourth quarter earnings on Wednesday, February 12, 2003, prior to the opening of the market. A 10:00 a.m. EST conference call will be hosted by Tom Kitchin, CEO. Investors and other interested parties may listen to the conference call on the internet at www.jamesoninns.com or by telephone at 1-973-935-2100.

A replay of the conference call will be archived on www.jamesoninns.com, and by telephone by calling 1-973-341-3080 and requesting call number 3725490 until February 18th.

Jameson Inns, Inc. is a real estate investment trust (REIT) that owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information, visit the company’s website at www.jamesoninns.com.